                                                                   Exhibit 23(b)


                        Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8, Nos. 333-44759, 333-79358 and 333-12661) pertaining to the American
Eagle Outfitters, Inc. 1994 Stock Option Plan of our report dated March 3, 1998 (except Note 13 as to which the date is April 14,1998) with respect to the consolidated financial statements of American Eagle Outfitters, Inc. included in its Annual Report (Form 10-K) for the year ended January 31, 1998 filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
April 5, 1999